UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2022

METAWORKS PLATFORMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Oakland Hills Court, Fairfield, CA 94534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022, Bruce Elliott resigned as the president of our company. On the same date, we appointed Scott Gallagher as our president.

Scott Gallagher, age 55, is a seasoned public company executive with over 25 years’ experience in the public markets. In 2000, Mr. Gallagher started his first company, About Face Communications, LLC (AFC), representing several private and publicly traded companies. In 2002, Mr. Gallagher acquired control of FTS Group as its Chairman, CEO, and largest shareholder. During this time, FTS grew from a startup to generating record sales growth before being sold to an investor group. In 2008, Mr. Gallagher was appointed Chairman and CEO of TheDirectory.com, Inc. and he remains Chairman of that company.

Mr. Gallagher studied business at Brookdale Community College in New Jersey and received industry specific certifications in digital marketing from the University of San Francisco, search engine marketing from Google and securities licenses series 7, 63 and 24 all of which were retired in good standing.

Term of Office

Our executive officers are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

Other than as disclosed below, we have not been party to any transaction with Mr. Gallagher since January 1, 2019, or any currently proposed transaction with Mr. Gallagher in which we were or will be a participant and where the amount involved exceeds US$54,779, being the lesser of US$120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Gallagher had or will have a direct or indirect material interest.

Effective August 26, 2022, we granted 1,000,000 stock options to Scott Gallagher. The stock options are exercisable at the exercise price of US$0.09 per share for a period of ten years from the date of grant. The stock options become exercisable as follows: (i) one-third on the date of grant; (ii) one-third on the first anniversary of the date of grant and (iii) one-third on the second anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWORKS PLATFORMS, INC.

/s/ Swapan Kakumanu
Swapan Kakumanu
Secretary and Treasurer

September 7, 2022